Exhibit 99.6

Computershare Trust Company, N.A. PO Box 43078 Providence, RI 02940-3078 Telephone: 800 317 4445 www.computershare.com/investor

RUBEN SANDWICH

346 DINNER DR

FARMINGTON HILLS MI 48331

*	TEST ONLY	*
DO NOT MAIL

Use a black pen. Print in CAPITAL letters inside the grey areas as shown in this example.	ABC	123	☒

Direct Stock Purchase Plan - Direct Debit Authorization - Monthly

Funds will be withdrawn on the 9th of the month or next business day.		Dollar Amount: This plan allows for a minimum amount of $100 with a maximum of $5,000 per month.
$ , .

Financial Institution Information

A.							B.
Please select one.	☐	Individual	☐	Joint	☐	Other	Please select one.	☐	Checking	☐	Savings
									Account		Account

Financial institution account number							Financial institution routing number

Note: DO NOT USE A CREDIT CARD. If you do not know your account number or the routing number, please see the reverse side of this form or check with your financial institution.

Account numbers must be in numeric format.

Name(s) in which the above account is held

Note: If you are not currently enrolled in this company’s Plan, by signing this form, you agree to the following: (1) to enroll in the Plan for full dividend reinvestment so that all of your dividends will be used to purchase additional shares (if available); (2) to be bound by the terms and conditions of the prospectus or brochure that governs the Plan; (3) that you have read and fully understand the terms and conditions of the prospectus or brochure; and (4) that you further agree that your participation in the Plan will continue until you notify Computershare in writing or by other available means that you desire to terminate participation in the Plan. Upon providing such notification, you acknowledge that withdrawal from the Plan will be subject to the terms and conditions of the prospectus or brochure that governs the Plan.

I/We hereby authorize Computershare to make monthly automatic transfers of funds from the above account in the amount shown. This deduction will be used to purchase shares to be deposited into my/our account.

All owners of the financial institution account must sign below.

Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.	Date (mm/dd/yyyy)

/ /

Daytime Telephone Number

Please return completed form to:	Computershare
PO BOX 43078
Providence RI 02940-3078

5 U E M D	C L I

00H3PB	001CS0002.SAM.CLI.151443_-1/000001/000003/i

How to complete this form

1. This company plan offers only monthly deductions. Check the box to confirm your agreement.

2. Amount of automatic deduction: Indicate the amount authorized to transfer from your account to purchase additional shares.

3. Indicate the type of account held with the financial institution.

4. Indicate checking or savings.

5. Print the complete financial institution account number.

6. Print the financial institution routing number from your check or savings deposit slip. If you are using a savings account, contact your financial institution for the routing number.

7. Print the name(s) in which the financial institution account is held.

8. All authorized owners of the financial institution account must sign this form.

SAMPLE CHECK

Name(s) in which	John A. Doe				63-858
account is held	Mary B. Doe				670
123 Your Street
	Anywhere, U.S.A. 12345			20

PAY TO THE ORDER OF
$

Bank of Anywhere
Financial institution and	123 Main Street
branch information	Anywhere, USA 12345

	FOR	SAMPLE (NON-NEGOTIABLE)

	Routing number	Account number	Check number

00H3QA